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                        PREFERRED STOCKHOLDERS AGREEMENT


        THIS PREFERRED STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of September 26, 2001, is entered into by and among Paradigm Capital Equity Partners, LLC, a Delaware limited liability company ("PARADIGM"), Image Investor Portfolio, a separate series of Memphis Angels, LLC, a Delaware limited liability company ("IMAGE"), and the stockholders listed on Schedule A hereto (herein, together with Image, the "PREFERRED STOCKHOLDERS"), each of which is a holder of Preferred Stock (as defined) of Internet Pictures Corporation, a Delaware corporation (the "COMPANY").

                                    RECITALS

        1. Certain terms are defined in Section 1 of this Agreement and will have the meanings specified in Section 1.

        2. In connection with the execution of this Agreement, Paradigm has Transferred, or caused to be Transferred, to the Preferred Stockholders rights to acquire Preferred Stock.

        3. The Preferred Stockholders own all of the issued and outstanding shares of the Series B Convertible Preferred Stock, $0.001 par value, of the Company (the "PREFERRED STOCK").

        4. The Preferred Stockholders desire to agree upon certain terms and conditions that will govern the ownership and transfer of the Shares.

                                   AGREEMENTS

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions set forth in this Agreement, the parties agree as follows:

SECTION 1.        DEFINITIONS

        As used in this Agreement, the following terms have the following respective meanings:

        "ACCEPTANCE PERIOD" means the fifteen (15) business days from and after the date of receipt by the Company of a Notice of Intention to Sell.

        "AFFILIATE" means with respect to any Person, any other Person (other than the Company or any Subsidiary of the Company) that directly or indirectly controls, is controlled by or is under common control with such Person.

        "AGREEMENT" has the meaning set forth in the preamble hereto.

        "BOARD OF DIRECTORS" means the Board of Directors of the Company.

        "COMMON STOCK" means the common stock, $0.001 par value, of the Company.

        "COMPANY" has the meaning set forth in the preamble hereto.

        "COMPETITOR" shall mean those persons who compete against the Company by offering immersive images and digital media formatting and infrastructure products and services.

        "IMAGE" has the meaning set forth in the preamble hereto, together with its successors and transferees.

        "LOCK-UP PERIOD" has the meaning set forth in Section 5.

        "NOTICE" has the meaning set forth in Section 3.3.
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        "NOTICE OF INTENTION TO SELL" means the written notice specified in
Section 3.1.

        "OFFERED SHARES" has the meaning set forth in Section 3.1.

        "OTHER STOCKHOLDER" means any Preferred Stockholder other than a Paradigm Entity, together with their respective heirs, administrators, executors, successors and assigns, as applicable.

        "PARADIGM" has the meaning set forth in the preamble hereto, together with its successors and transferees.

        "PARADIGM ENTITIES" means Paradigm, Image, Memphis Angels, LLC, a Delaware limited liability company, and Paradigm Holdings, a Delaware partnership, together with each of their successors and transferees identified in clauses (i), (ii) and (iv) of Section 2.1(c)..

        "PARADIGM SHARES" means any and all Shares held by the Paradigm
Entities.

        "PARTICIPATION OFFER" has the meaning set forth in Section 4.1(a).

        "PERSON" means any individual, corporation, partnership, limited liability company, trust, unincorporated association or other entity.

        "PREFERRED STOCKHOLDER" means each of the signatories to this Agreement and each other Person who hereafter becomes the owner of any Shares.

        "SALE" has the meaning set forth in Section 4.1(a).

        "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

        "SELLING STOCKHOLDER" has the meaning set forth in Section 3.1.

        "SHARES" means shares of Preferred Stock now or hereafter outstanding and any securities now or hereafter outstanding (including the Warrants) that may be exercised, converted or exchanged for Preferred Stock.

        "SUBSIDIARY" means any Person of which at least a majority of the voting stock or voting interests of such Person are owned, directly or indirectly, by any other Person.

        "SUBSTANTIAL SALE" means the sale of the Company or its business to any Person whether by merger, consolidation, sale of all or substantially all of the assets or capital stock of the Company or otherwise, which has been approved by the Board of Directors but shall not include a public offering of equity securities by the Company or any Subsidiary of the Company.

        "TRANSFER" means sale, transfer, assignment, gift, pledge, hypothecation, encumbrance, or other disposition, whether voluntary or involuntary, or any contract to do any of the forgoing.

        "WARRANTS" means any and all warrants to purchase Shares, whether such warrants are now or hereafter outstanding.

SECTION 2.        RESTRICTIONS ON TRANSFER

               2.1 RESTRICTION ON TRANSFER. At no time during the term of this Agreement may a Preferred Stockholder Transfer any Shares or any interest in Shares except:

                      (a) in the case of an Other Stockholder, to the extent permitted and under the conditions set forth in Sections 3 or 4;
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                      (b)    subject to the restrictions of Section 3.7(b),
that any Other Stockholder may Transfer any of its Shares to (i) any Affiliate of such Other Stockholder (ii) any Person (other than an Affiliate of such Other Stockholder) so long as all Transfers to any Persons on a cumulative basis pursuant to this clause (ii) do not, in the aggregate, exceed 20% of the aggregate Shares held by such Other Stockholder on the date of this Agreement or
(iii) the partners, members or stockholders, as the case may be, of such Other Stockholder as part of a distribution by such Other Stockholder;

                      (c) subject to the restrictions of Section 3.7(b), that any Paradigm Entity may Transfer any of its Shares to (i) any Affiliate of any Paradigm Entity, (ii) any other Paradigm Entity, (iii) any Person (other than a Paradigm Entity) so long as all Transfers to any Persons on a cumulative basis pursuant to this clause (iii) do not, in the aggregate, exceed 20% of the aggregate Shares held by Paradigm Entities on the date of this Agreement or (iv) the partners, members or stockholders, as the case may be, of any Paradigm Entity as part of a distribution by such Paradigm Entity; and

                      (d) subject to the restrictions of Section 3.7(b), that any Paradigm Entity may Transfer any of its Shares to any Person provided that such Paradigm Entity complies with the provisions of Section 4, if applicable.

        Each Preferred Stockholder agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the Transfer of Shares unless such Transfer is made in full compliance with all provisions of this Agreement. Any transferee of any Shares must agree in writing to become a party to, and to be bound by the provisions of, this Agreement.

               2.2 SECURITIES LAW RESTRICTIONS. Notwithstanding any other provision in this Agreement, no Preferred Stockholder may Transfer any Shares without the registration of the Transfer of such Shares under the Securities Act unless such Transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws.

SECTION 3.        RIGHT OF FIRST REFUSAL

               3.1 INTENTION TO SELL. If any Other Stockholder wishes to sell all or any portion of the Shares owned by such Other Stockholder to a bona fide third party for cash (other than a Transfer pursuant to Section 4 or permitted pursuant to Section 2.1(b)), such Other Stockholder (a "SELLING STOCKHOLDER") promptly shall deliver to Paradigm a Notice of Intention to Sell setting forth the number of Shares to be sold (the "OFFERED SHARES"), the proposed purchase price per Offered Share, the proposed purchaser (including any information concerning such purchaser and its Affiliates as Paradigm may reasonably request) and the other terms of sale.

               3.2 ACCEPTANCE PERIOD. Upon receipt of a Notice of Intention to Sell and for the duration of the Acceptance Period, Paradigm or its designee will have the right and option to elect to purchase all or any portion of such Offered Shares at the purchase price and on the terms stated in the Notice of Intention to Sell. On or before the expiration of the Acceptance Period, Paradigm may give the Selling Stockholder written notice of Paradigm's intention to exercise its rights to purchase, or cause such designee to purchase, the Offered Shares.

               3.3 NOTICE OF ELECTION TO PURCHASE; FAILURE TO EXERCISE OPTION TO PURCHASE. If Paradigm or such designee fails to elect to purchase all of the Offered Shares in accordance with the provisions of Sections 3.1 and 3.2, then, prior to the expiration of the Acceptance Period, Paradigm shall give written notice to each Other Stockholder (the "NOTICE") setting forth the number of Offered Shares remaining available for purchase pursuant to the Notice of Intention to Sell, and each Other Stockholder will then have the right and option to, within ten (10) business days after receiving the Notice from Paradigm, elect to purchase (i) all of such Offered Shares so remaining available (if there is only one Other Stockholder electing to purchase such Shares) or (ii) up to its pro rata share of such Offered Shares so remaining available (if there is more than one Other Stockholder electing to purchase such Shares), or (iii) such Offered Shares so remaining available in such other proportions as the Other Stockholders may mutually agree, at the purchase price and on the terms stated in the Notice of Intention to Sell, such election to be made by giving written notice to Paradigm within ten (10) business days after the receipt of the Notice.
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               3.4    SELLING STOCKHOLDER'S RIGHTS UPON FAILURE TO EXERCISE
RIGHT TO PURCHASE ALL OFFERED SHARES. If Paradigm and the Other Stockholders fail to elect to purchase all of the Offered Shares under Sections 3.1, 3.2 and 3.3, then the Selling Stockholder who or which delivered the Notice of Intention to Sell may sell all (but not less than all) of the Offered Shares to the purchaser specified in the Notice of Intention to Sell at the price and upon the same terms set forth in the Notice of Intention to Sell, at any time within twenty (20) business days after the last date on which any Other Stockholder will be entitled to make any election pursuant to the provisions of Section 3.3. The purchaser specified in the Notice of Intention to Sell must, prior to purchasing the Offered Shares, agree in writing to become a party to, and to be bound by the provisions of, this Agreement, and the Company will not recognize any Transfer to such purchaser of Offered Shares until such agreement has been executed and delivered to Paradigm. If the Offered Shares are not sold by the Selling Stockholder during such twenty (20) business-day period, the right of the Selling Stockholder to sell such Offered Shares will expire and such remaining Offered Shares again will be subject to the restrictions contained in this Agreement and may not thereafter be Transferred except in compliance with this Agreement.

               3.5 PAYMENT FOR OFFERED SHARES. Payment by Paradigm or the Other Stockholders for the Offered Shares will be made by certified or official bank check, payable to the order of the Selling Stockholder of the Offered Shares against delivery by such seller of (a) a certificate or certificates representing the Offered Shares so sold, duly endorsed for transfer to the purchasing party or accompanied by a stock transfer power duly endorsed for transfer, with all requisite stock transfer taxes paid and stamps affixed and
(b) written representations and warranties of such Selling Stockholder to the effect that: (i) such Selling Stockholder is the record and beneficial owner of the Shares being purchased and sold, has good and valid title to the Shares and the absolute right to transfer the same to the purchaser, and the same, upon transfer to the purchaser, will be free and clear of all claims, liens, pledges, restrictions (other than restrictions imposed by this Agreement and restrictions under federal and state securities laws) or encumbrances of any nature whatsoever; (ii) such Selling Stockholder has full power, authority or capacity, as applicable, to perform the terms of this Agreement relating to such purchase and sale; and (iii) any consent or approval of any governmental authority, court or third person required to be obtained by such Selling Stockholder to permit the Transfer of the Shares has been obtained.

               3.6 CLOSING DATE. The closing of the sale and delivery of Offered Shares being purchased and sold pursuant to this Section 3 to Paradigm (or its designee) or an Other Stockholder, and payment for such Offered Shares, will be held at a time and place designated by Paradigm as follows:

                      (a) If Paradigm has elected to purchase, or cause its designee to purchase, all of the Offered Shares, any date on or prior to the twentieth (20th) business day after the date on which the Other Stockholder receives notification of Paradigm's intention to, or cause its designee to, so purchase; or

                      (b) In all other cases, any date on or prior to the twentieth (20th) business day after the last day upon which any Other Stockholder can elect to purchase Offered Shares pursuant to this Section 3.

               3.7 RESTRICTIONS. Notwithstanding the foregoing provisions of this Section 3 to the contrary, (a) no Other Stockholder shall deliver any Notice of Intention to Sell if such Other Stockholder did not at the time of giving such Notice of Intention to Sell have a good faith belief that such purchaser would purchase all of the Offered Shares at the price and on the terms contained in the Notice of Intention to Sell and (b) no Preferred Stockholder shall Transfer any Shares to any Competitor or any employee, shareholder, officer, director or other Affiliate of any Competitor, without the prior written consent of the Company.

SECTION 4.        TAG-ALONG/CO-SALE RIGHTS

               4.1    TAG-ALONG RIGHTS.

                      (a) If any Paradigm Entity desires to Transfer any Shares (other than a Transfer pursuant to Section 2.1(c) of this Agreement) whether by sale, merger or otherwise (a "SALE") and Paradigm does not elect to or is not entitled to exercise its rights under Section 4.2, then at least fifteen (15) days prior to the closing of such Sale, Paradigm shall make an offer (the "PARTICIPATION OFFER") to the Other Stockholders to include in the proposed Sale a portion of each Other Stockholder's Shares that represents the same percentage of such Shares as the Shares being Transferred by the Paradigm Entities represent to all Shares held by the Paradigm Entities.
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                      (b)    The Participation Offer must describe the terms
(including purchase price) and conditions of the proposed Sale and the number of Shares that an Other Stockholder may Transfer in the proposed Sale and must be conditioned upon (i) the consummation of the transactions contemplated in the Participation Offer, and (ii) each Other Stockholder's execution and delivery of all agreements and other documents as may be reasonably required by the acquiror in connection with such Sale. If any Other Stockholder accepts the Participation Offer, the Paradigm Entities will reduce, to the extent necessary, the number of Shares they otherwise would have Transferred in the proposed Sale so as to permit those Other Stockholders who have accepted the Participation Offer to Transfer the number of Shares that they are entitled to Transfer under this
Section 4, and such Other Stockholders shall Transfer the number of Shares specified in the Participation Offer to the proposed transferee in accordance with the terms set forth in the Participation Offer.

                      (c) Any Other Stockholder that desires to exercise its right to Transfer Shares in the Participation Offer shall deliver notice to Paradigm within ten (10) days after its receipt of the Participation Offer, specifying the number of Shares (up to the number of such Shares specified in the Participation Offer) that such Other Stockholder desires to Transfer in the Participation Offer, whereupon such Other Stockholder shall be obligated to Transfer such Shares at the closing of such Sale, if and when it occurs. All Shares Transferred by the Other Stockholders pursuant to this Section 4.1 must be Transferred at the same price and terms (including form of consideration) as the Shares being Transferred by the Paradigm Entities.

               4.2    DRAG-ALONG RIGHTS.

                      (a) In connection with any Sale by any one or more of the Paradigm Entities of at least 50% of the aggregate Shares held by the Paradigm Entities on the date of this Agreement, Paradigm has the right to require each Other Stockholder to Transfer a portion of such Other Stockholder's Shares that represents the same percentage of such Other Stockholders Shares as the Shares being Transferred by the Paradigm Entities. All Shares Transferred by the Other Stockholders pursuant to this Section 4.2 must be Transferred at the same price and terms (including form of consideration) as the Shares being Transferred by the Paradigm Entities. All Warrants Transferred by Other Stockholders pursuant to this Section 4.2 must be Transferred at the same price (less the applicable exercise price in respect of each such Warrant) and terms (including form of consideration) as the Shares being Transferred by the Paradigm Entities.

                      (b) Paradigm shall give the Company and the Other Stockholders at least fifteen (15) days' prior written notice of any Sale as to which Paradigm intends to exercise its rights under Section 4.2(a).

               4.3 SALE REQUIREMENTS. All Other Stockholders, if Paradigm elects to exercise its rights under Section 4.2(a), or the electing Other Stockholders if such Other Stockholders elect to exercise their rights under
Section 4.1(a), shall (i) take such actions as may be reasonably requested by Paradigm in connection with consummating the Sale, (ii) vote in favor of, consent to, and raise no objections against, the Sale or the process pursuant to which the Sale was arranged, (iii) waive any dissenter's rights and other similar rights, (iv) if the Sale is structured as a sale of Shares, agree to sell its Shares on the terms and conditions of the Sale and (v) execute and deliver such documents as may be reasonably requested by Paradigm in connection with any Sale, including, without limitation, written consents of stockholders, proxies, letters of transmittal, purchase agreements and stock powers, in each case so long as the Paradigm Entities also have executed such documents on no more favorable a basis than the Other Stockholders. At the closing of such Sale, the participating Other Stockholders shall deliver certificates for all Shares (or, in the case of the Warrants, such reasonable and customary transfer documentation as may be specified by Paradigm) to be Transferred by Other Stockholders, duly endorsed for transfer, to the purchaser against delivery of the appropriate purchase price.

               4.4 COST OF SALE. In connection with any Sale, Paradigm may, or may cause the Company or the Company's Subsidiaries to, hire legal counsel and other professional advisors as it deems necessary or desirable to effectuate the contemplated transaction on behalf of all of the participating Preferred Stockholders. In the case of a sale pursuant to Section 4.1, all Preferred Stockholders participating in such Sale agree to bear their pro rata share (based upon the number of Shares sold or to be sold) of the reasonable costs of such Sale to the extent such costs are not otherwise paid by the Company or the acquiring Person whether or not such Sale closes. Costs incurred by any Preferred Stockholder on its own behalf (other than the costs of the professional advisors hired by Paradigm) will not be considered costs of a Sale and must be paid solely by such Preferred Stockholder.
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               4.5    ASSET SALE. In the event that Paradigm determines to
pursue a sale of all or substantially all of the assets of the Company, the Other Stockholders shall participate therein and take the action contemplated in this Section 4 to the extent applicable so long as the Other Stockholders are treated no less favorably than the Paradigm Entities (including form of consideration) in any such transaction.

               4.6 PRICE. For the purposes of this Section 4, unless the context otherwise requires, the term "PRICE" shall mean all consideration received by the Paradigm Entities and their Affiliates in connection with a Sale.

SECTION 5.        COMMON STOCK LOCKUP

                The Paradigm Entities and each Other Stockholder hereby agree for a period of 180 days after the date of this Agreement (the "LOCK-UP PERIOD") that each of them will not Transfer any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock now owned or hereafter acquired directly by such Person or with respect to which such Person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners, members or stockholders of such Person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) Transfers of Preferred Stock in compliance with this Agreement. The foregoing restriction has been expressly agreed to by each Other Stockholder so as to preclude such Other Stockholder from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Transfer of Common Stock during the Lock-up Period, even if such Common Stock would be Transferred by someone other than such Other Stockholder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Common Stock or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from the Common Stock. Each Other Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the Transfer of Common Stock held by such Other Stockholder except in compliance with the foregoing restrictions.

SECTION 6.        LEGEND ON SHARE CERTIFICATES

               All certificates representing Shares now or hereafter held by a Preferred Stockholder will be endorsed with the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS EITHER (A) THEY ARE REGISTERED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR (B) THE COMPANY HAS RECEIVED EVIDENCE SATISFACTORY TO IT (WHICH MAY INCLUDE AN OPINION OF COUNSEL) THAT SUCH PROPOSED DISPOSITION IS EXEMPT FROM SUCH REGISTRATION.

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A PREFERRED STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER __, 2001. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS AND MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE CORPORATE SECRETARY OF THE COMPANY."

SECTION 7.        DURATION OF AGREEMENT

               This Agreement will terminate and be of no further force and effect upon the first to occur of (a) the date that less than 25% of the Shares are outstanding, and (b) the date upon which Paradigm and the holders of at least fifty percent (50%) of the Shares then held by Other Stockholders agree in writing to terminate this Agreement.

SECTION 8.     BOARD OF DIRECTORS.

               On all matters relating to the election of directors of the Company where the holders of Preferred Stock are entitled to elect directors as a class, the Preferred Stockholders agree to vote all Shares held by them (or the holders thereof shall consent pursuant to an action by written consent) so as to elect members of the Board of Directors as follows: (i) one representative designated by First Avenue Partners, L/P.; (ii) one representative designated by NewSouth Capital Management Inc.; and (iii) two representatives designated by the Paradigm Entities. Any vote taken to remove any director elected pursuant to this Section 8), or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 8, shall also be subject to the provisions of this Section 8.

SECTION 9.        REPRESENTATIONS AND WARRANTIES OF THE PREFERRED STOCKHOLDERS

               Each Preferred Stockholder severally represents and warrants to each other Preferred Stockholder as follows as may be applicable to such Preferred Stockholder:

                      (a) If a corporation, the Preferred Stockholder is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has requisite corporate power and authority to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                      (b) If a partnership, the Preferred Stockholder is a partnership duly organized, validly existing, and in good standing under the laws of the state of its formation and has requisite partnership power and authority to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                      (c) If a limited liability company, the Preferred Stockholder is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of its formation and has the requisite limited liability company power and authority to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                      (d) If an individual, the Preferred Stockholder is legally competent to enter into this Agreement and to undertake the transactions contemplated in this Agreement;

                      (e) The address of the Preferred Stockholder set forth on Schedule A is true, correct and complete; and

                      (f) This Agreement has been duly and validly authorized, as applicable, executed, and delivered by the Preferred Stockholder and constitutes the legal, valid, and binding obligation of the Preferred Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws and principles of equity affecting creditors' rights and remedies generally.

SECTION 10.    GOVERNING LAW; CONSTRUCTION

               This Agreement is governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules. The headings or titles to Sections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading or title of any Section. Unless otherwise specifically stated, references in this Agreement to Sections or Schedules refer to Sections and Schedules of this Agreement.

SECTION 11.    CONSENT TO JURISDICTION AND SERVICE OF PROCESS

               Each Preferred Stockholder irrevocably consents to the non-exclusive jurisdiction of the state and federal courts located in the State of Delaware, agrees that any action, suit or proceeding by or among the Preferred Stockholders (or any of them) or the Company and any Preferred Stockholder may be brought in any court in the

State of Delaware, and waives any objection which the Preferred Stockholder may now or hereafter have to the choice of forum whether personal jurisdiction, venue, forum non conveniens or on any other ground. Each Preferred Stockholder hereby irrevocably designates, appoints and empowers the Secretary of the State of Delaware to receive for and on behalf of such Preferred Stockholder service of process in the State of Delaware, and each Preferred Stockholder irrevocably consents to the service of process outside of the territorial jurisdiction of said courts by mailing copies thereof by registered or certified United States mail, postage prepaid, to such Preferred Stockholder's last known address as shown in the records of the Company with the same effect as if the Preferred Stockholder were a resident of the State of Delaware and had been lawfully served in such State. Nothing in this Agreement will affect the right to service of process in any other manner permitted by law. Each Preferred Stockholder further agrees that final judgment against it or him in any such action or proceeding will be conclusive and may be enforced in any other jurisdiction within or outside the State of Delaware by suit on the judgment, a certified or exemplified copy of which will be conclusive evidence of the fact and the amount of such judgment.

SECTION 12.    BENEFITS OF AGREEMENT; ASSIGNMENT

               This Agreement is irrevocable and is binding upon and inures to the benefit of the parties and their respective successors, permitted assigns, heirs, executors, administrators, and legal representatives. Except as otherwise provided in this Agreement, no Preferred Stockholder may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of Paradigm.

SECTION 13.    NOTICES

                      (a) All notices, requests, consents, and other communications required by this Agreement must be in writing, delivered in person or duly sent by recognized overnight courier or sent by facsimile or by first-class registered or certified mail, postage prepaid, addressed to Paradigm or the applicable Preferred Stockholders at the addresses set forth for such Persons on Schedule A hereto, or to such other address which has been designated by notice in writing by such party to the others in accordance with the provisions of this Section 13.

                      (b) Each party will at all times have an address to which any communications may be sent. All such notices, requests, consents and other communications will be deemed to have been received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of delivery by recognized overnight courier service, on the first business day following delivery of such notice to the overnight courier, and (iii) in the case of mailing, on the third (3rd) business day following such mailing.

SECTION 14.    MODIFICATION AND WAIVER

               Except as otherwise provided in this Agreement, neither this Agreement, nor any provision of this Agreement, may be modified, changed, waived, discharged or terminated except by an instrument in writing signed by the holders of at least two-thirds of the Shares.

SECTION 15.    ENTIRE AGREEMENT

               This Agreement constitutes the entire agreement among the parties with respect to matters or understandings involving the ownership, control or disposition of the Shares, and supersedes in its entirety any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such ownership, control or disposition.

SECTION 16.    SEVERABILITY

               If any provision of this Agreement, or the application of such provision to any Person or circumstance, is adjudged or ruled to be invalid or unenforceable, the remaining provisions of this Agreement and the application of such provisions to other Persons or circumstances will not be affected by such invalidity or unenforceability.

SECTION 17.    REMEDIES

               The parties recognize and agree that if Paradigm or any of the Preferred Stockholders breaches its or his obligations under this Agreement, the other parties may not have an adequate remedy at law. Such breach will cause such other parties irreparable harm for which there may be no adequate remedy at law. If any party institutes an action or proceeding to enforce the provisions of this Agreement, such party will be entitled to the remedies of specific performance and injunctive relief, and any such Person against whom such action or proceeding is brought hereby waives any claim or defense that there is an adequate remedy at law. The right to obtain an injunction hereunder will not be considered a waiver of any right on the part of the non-breaching parties to recover damages and to assert any other claims for remedies which such parties may have at law or in equity. The non-prevailing party in any such action agrees to bear any expenses incurred by the prevailing party, including reasonable attorneys' fees, in enforcing its rights under this Agreement.

SECTION 18.    GENDER

               Whenever the context requires, pronouns of any gender will be deemed to include and designate the feminine, masculine or neuter gender.

SECTION 19.    COUNTERPARTS

               This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which taken together will constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                          SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.



                                    IMAGE INVESTOR PORTFOLIO,
                                    a separate series of

                                    MEMPHIS ANGELS, LLC,
                                    a Delaware limited liability company

                                    By:     PARADIGM CAPITAL EQUITY
                                            PARTNERS, LLC,
                                            (individually and as Manager of
                                            Memphis Angels, LLC)

                                            By:    PARADIGM HOLDINGS,
                                                   its Managing Member

                                                   By: /s/ Frank A. McGrew IV
                                                      -----------------------
                                                   Name: Frank A. McGrew IV
                                                   Title: Managing Partner

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT


        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.


                                 NATIONAL FIRE & CASUALTY

                                 By:  /s/ Charles K. Slatery
                                      ----------------------
                                      Name:  Charles K. Slatery
                                      Title: President

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.

                                 NEWSOUTH CAPITAL MANAGEMENT, INC.
                                 PROFIT SHARING PLAN

                                 By:  /s/ D. Stephen Morrow
                                      ---------------------
                                      Name:  D. Stephen Morrow
                                      Title: Executive Vice President

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.

                                 PHOTO OP, LLC

                                 By:  /s/ D. Stephen Morrow
                                      ---------------------
                                      Name:  D. Stephen Morrow
                                      Title: Chief Manager

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.

                                 NEWSOUTH SPECIAL EQUITIES, L.P.

                                 By:  NewSouth Capital Management, Inc.
                                      General Partner

                                        By:  /s/ D. Stephen Morrow
                                             ---------------------
                                             Name:  D. Stephen Morrow
                                             Title: Executive Vice President

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.

                                 FIRST AVENUE PARTNERS, L.P.

                                 By:  FRONT STREET, LLC,
                                      General Partner

                                        By:  /s/ Croley W. Graham, Jr.
                                             -------------------------
                                             Name:  Croley W. Graham, Jr.
                                             Title: Member

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.

                                 eBAY INC.

                                 By:  /s/ Michael R. Jacobson
                                      -----------------------
                                      Name:  Michael R. Jacobson
                                      Title: Vice President, Legal Affairs

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.

                                 /s/ John S. Cannon
                                 ------------------

                                 By:  A. Martin F. Cannon, POA
                                      ------------------------

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

        IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.

                                 1935 DALTON TRUST

                                 By: /s/ David P. Mixer
                                     ------------------
                                     Name:  David P. Mixer
                                     Title: Trustee

               SIGNATURE PAGE TO PREFERRED STOCKHOLDERS AGREEMENT

     IN WITNESS WHEREOF, the undersigned have duly executed or caused this Agreement to be executed as of the day and year first above written.


                                                      /s/ Brian Walsh
                                                      ----------------
                                                          Brian Walsh

                                   SCHEDULE A

NATIONAL FIRE & CASUALTY

NEWSOUTH CAPITAL MANAGEMENT, INC. PROFIT SHARING PLAN

PHOTO OP, LLC

NEWSOUTH SPECIAL EQUITIES, INC.

FIRST AVENUE PARTNERS, L.P.

EBAY INC.

JOHN S. CANNON

1995 DALTON TRUST

BRIAN WALSH